Exhibit 5.1

April 5, 2019

Marathon Petroleum Corporation

539 South Main Street

Findlay, Ohio 45840

Re:	Registration Statement on Form S-4 by Marathon Petroleum Corporation Relating
to the Exchange Offers (as defined below)

Ladies and Gentlemen:

We have acted as counsel for Marathon Petroleum Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Registration Statement relates to the proposed issuance and exchange (the “Exchange Offers”) of (a) up to $336,814,000 aggregate principal amount of 5.375% Senior Notes due 2022 of the Company (the “Exchange 5.375% Notes”) for an equal principal amount of 5.375% Senior Notes due 2022 of the Company outstanding on the date hereof (the “Outstanding 5.375% Notes”); (b) up to $613,986,000 aggregate principal amount of 4.750% Senior Notes due 2023 of the Company (the “Exchange 4.750% Notes”) for an equal principal amount of 4.750% Senior Notes due 2023 of the Company outstanding on the date hereof (the “Outstanding 4.750% Notes”); (c) up to $241,273,000 aggregate principal amount of 5.125% Senior Notes due 2024 of the Company (the “Exchange 5.125% 2024 Notes”) for an equal principal amount of 5.125% Senior Notes due 2024 of the Company outstanding on the date hereof (the “Outstanding 5.125% 2024 Notes”); (d) up to $718,894,000 aggregate principal amount of 5.125% Senior Notes due 2026 of the Company (the “Exchange 5.125% 2026 Notes”) for an equal principal amount of 5.125% Senior Notes due 2026 of the Company outstanding on the date hereof (the “Outstanding 5.125% 2026 Notes”); (e) up to $496,464,000 aggregate principal amount of 3.800% Senior Notes due 2028 of the Company (the “Exchange 3.800% Notes”) for an equal principal amount of 3.800% Senior Notes due 2028 of the Company outstanding on the date hereof (the “Outstanding 3.800% Notes”); and (f) up to $497,558,000 aggregate principal amount of 4.500% Senior Notes due 2049 of the Company (collectively with the Exchange 5.375% Notes, the Exchange 4.750% Notes, the Exchange 5.125% 2024 Notes, the Exchange 5.125% 2026 Notes and the Exchange 3.800% Notes, the “Exchange Notes”) for an equal principal amount of 4.500% Senior Notes due 2048 of the Company outstanding on the date hereof (collectively with the Outstanding 5.375% Notes, the Outstanding 4.750% Notes, the Outstanding 5.125% 2024 Notes, the Outstanding 5.125% 2026 Notes and the Outstanding 3.800% Notes, the “Outstanding Notes”).

Marathon Petroleum Corporation

April 5, 2019

The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to an indenture, dated as of February 1, 2011, (the “Base Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated as of October 2, 2018 (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture, dated as of October 2, 2018 (the “Fourth Supplemental Indenture”), the Fifth Supplemental Indenture, dated as of October 2, 2018 (the “Fifth Supplemental Indenture”), the Sixth Supplemental Indenture, dated as of October 2, 2018 (the “Sixth Supplemental Indenture”), the Seventh Supplemental Indenture, dated as of October 2, 2018 (the “Seventh Supplemental Indenture”), and the Eighth Supplemental Indenture, dated as of October 2, 2018 (collectively with the Base Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture and the Seventh Supplemental Indenture, the “Indenture”), in each case by and between the Company and the Trustee.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Exchange Notes, when they are executed by the Company, authenticated by the Trustee in accordance with the Indenture and issued and delivered in exchange for the applicable Outstanding Notes in accordance with the terms of the Exchange Offers, will constitute valid and binding obligations of the Company.

The opinion set forth above is subject to the following limitations, qualifications and assumptions:

For the purposes of the opinion expressed herein, we have assumed that (i) the Trustee has authorized, executed and delivered the Indenture, (ii) the Outstanding Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and (iii) the Indenture is the valid, binding and enforceable obligation of the Trustee.

The opinion expressed herein is limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

As to facts material to the opinion and assumptions expressed herein, we have relied upon oral or written statements and representations of the officers and other representatives of the Company and others.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement.

Marathon Petroleum Corporation

April 5, 2019

In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day